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                                                                   Exhibit 23.11

                       [JACKSON THORNTON & CO. LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pegasus Communications Corporation on Form S-4 of our report relating to the September 30, 1996 audited financial statements of the DBS Operations of Pioneer Services Corporation, which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                                  JACKSON, THORNTON & CO., P.C.

                                                  /s/ Terry Mitchell



Montgomery, Alabama
November 12, 1997